Exhibit 10.24

FORM OF MEMBER LOCK-IN AGREEMENT

THIS MEMBER LOCK-IN AGREEMENT (the “Agreement”) is made effective as of the          day of July, 2007, by and among Liberty Renewable Fuels LLC, a Delaware limited liability company (the “Company”), and the holders of the Company’s Class A membership units (“Units”) listed on Schedule A hereto (each, a “Member” and collectively, the “Members”).

RECITALS

WHEREAS, the Company and the Members anticipate raising additional equity investments in the Company in the future; and

WHEREAS, in order to satisfy certain states’ requirements for the registration of the Offering in such states, the Members and the Company hereby agree that this Agreement shall govern the rights of the Members to enter into transactions with respect to the equity securities of the Company as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

1.	Lock-In Agreement.

(a) Each Member hereby agrees that it will not, during the period commencing on the date of the final closing of the current public offering (the “Offering”) of the Company’s Units declared effective with the Securities and Exchange Commission on June 7, 2007 (the “Final Closing Date”) and ending on the fourth anniversary of such date, (i) sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of (collectively “Transfer”), whether or not for consideration, directly or indirectly, any Units and all certificates representing Unit dividends, Unit splits, recapitalizations, and the like, that are granted to or received by the Members (the “Lock-In”), except as specified in Section 2 below. Each Member further agrees to execute such agreements as may be reasonably requested by the Company, if any, that are consistent with this Section 1(a) or that are necessary to give further effect thereto. Each Member hereby further agrees that it will not Transfer any Units that are not subject to the Lock-In during the time that the Company is offering its securities to the public in a self-underwritten offering.

(b) All cash distributions that are granted to or received by Members while their Units are subject to the Lock-In shall be held in escrow by the Company unless such distributions are approved by a majority of the INDEPENDENT DIRECTORs (as defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions). Any such funds held in escrow shall be invested as directed by a majority in interest of the Members and shall be released from escrow (along with any interest thereon) at the same time that the Units to which such distributions are attributable.

(c) EQUITY SECURITIES (as defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions) that are received by Members as a result of the conversion or exercise of convertible securities ,warrants, options or rights to purchase Units or similar securities, while any of their Units are subject to the Lock-In, shall be deposited with and held by the Company subject to the terms of this Agreement as if they were Units.

(d) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Units of each Member until the end of such period.

(e) Each Member agrees that a legend reading substantially as follows shall be placed on all certificates, if any, representing the Units of each Member:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-IN PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE.”

2.	Release of Units. Notwithstanding the Lock-In

(a) Beginning on the second anniversary of the Final Closing Date and continuing on each three-month anniversary thereafter until the fourth anniversary of the Final Closing Date, two and one-half percent (2 1/2%) of the Units held by each Member are released and no longer subject to the Lock-In under Section 1(a) above.

(b) On the fourth anniversary of the Final Closing Date, all Units held by each Member are released and no longer subject to the Lock-In under Section 1(a) above.

(c) Notwithstanding Sections 2(a) and (b) above:

        (i) In the event that (i) the Offering has been terminated and no Units were sold in Indiana pursuant thereto, (ii) the Offering has been terminated in Indiana and all of the gross proceeds that were derived therefrom from investors in Indiana have been returned to such investors, or (iii) the Units held by the Members become “Covered Securities,” as defined in Section 18(b)(1) of the Securities Act of 1933, as amended, all Units held by each Member are released and no longer subject to the Lock-In under Section 1(a) above;

        (ii) Units subject to the Lock-In may be transferred by will, the laws of descent and distribution, the operation or law, or by any court of competent jurisdiction and proper venue;

        (iii) Units of a deceased Member that are subject to the Lock-In may be hypothecated to pay the expenses of the deceased Member’s estate; provided that the hypothecated Units shall remain subject to the Lock-In;

        (iv) Units subject to the Lock-In may be transferred by gift to the Member’s family members; provided that the Units shall remain subject to the terms of this Agreement; and

        (v) No Units subject to the Lock-In may be transferred, sold or disposed of (“Transferred”) until the Company has received a written statement signed by the proposed transferee (the “Transferee”) which states that the Transferee has bull knowledge of the terms of this Agreement, the Transferee accepts the Units subject to the terms of this Agreement and the Transferee realizes that the Units shall remain subject to the Lock-In until they are released pursuant to this Section 2.

(d) In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Company’s assets or securities (including by way of tender offer), or any other transaction or proceeding with a Person who is not a Member which results in the distribution of the Company’s assets or securities (a “Distribution”), while any Units remain subject to the Lock-In:

        (i) All holders of Units will initially share on a pro rata, per Unit basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per Unit until the Company’s members who purchase in the Offering in Indiana have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the public offering price per Unit times the number of Units that they purchased pursuant to the Offering and which they still hold at the time of the Distribution, adjusted for Unit splits, Unit dividends, recapitalizations and the like;

        (ii) All holders of Units shall thereafter participate on an equal, per Unit basis times the number of Units they hold at the time of the Distributions, adjusted for Unit splits, Unit dividends, recapitalizations and the like; and

        (iii) A Distribution may proceed on lesser terms and conditions than the terms and conditions stated in paragraphs 3(d)(i) and (ii), above, if a majority of the holders of a majority of the Units not held by Members or their ASSOCIATES or AFFILIATES (each as defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions), vote or consent by consent procedure, to approve the lesser terms and conditions at a special meeting called for that specific purpose.

3.	Miscellaneous.

(a) Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Units). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of

Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth in the record books of the Company (or at such other addresses as shall be specified by notice given in accordance with this Section 2(e)).

(f) This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and all of the Members.

(g) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(h) Notwithstanding anything to the contrary contained herein, no consent shall be necessary to add additional Members as signatories to this Agreement.

(i) The Company shall maintain all records relating to this Agreement for a period of three (3) years following termination of this Agreement. The Company will forward copies of all records retained by the Company to the Indiana Secretary of State – Securities Division promptly upon written request.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Member Lock-In Agreement effective as of the date first above written.

COMPANY: LIBERTY RENEWABLE FUELS LLC (a Delaware limited liability company)

By:
David Skjaerlund, President

COMPANY SIGNATURE PAGE

MEMBER:

Name:

By:

Its:

Address:

MEMBER SIGNATURE PAGE

SCHEDULE A

PROMOTERS

(as defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions)

Cooperative Elevator Co.

Eagle Energy, LLC

ICM, Inc.

David Skjaerlund

Thomas Edward Pumford,

Wilson C. Lauer

Matthew Allan Dutcher

Robert Joseph Kennedy

Dennis C. Muchmore

Ronald Melvin Balzer

John David Blank

Tom Alan Brink

Ronald Jay Brown

Scott Crumbaugh

Cullen Lanier Dubose,

Paul Early

Scott Daniel Everett

Kathleen Rahm Fiscus

Darryl Kent Fowler

Kenneth Craig Fowler

Robert James Guse,

Donald August Haske

Samuel Crawford Hawkins

Dennis Philip Heffron

Keith Duane Kirkdorfer

Eldridge Leo Lawson,

Norman Mihills

Lloyd Donald Miller

Gail Peterson

Chad Cameron Sowerby

Nick Totzke

Clifford Vennix

Benajmin O. Yantis

SCHEDULE A